Exhibit 10-F

Description of Executive Wellness Program Allowance

Ford Motor Company provides an executive wellness allowance for professional financial planning, tax planning, executive physical, or other wellness or financial related services for senior level executives of the Company (Leadership Level 2 and above employees). The Executive Wellness Program Allowance is paid in a lump sum in February of each year to all eligible LL1 and LL2 employees. Employees may utilize the allowance as they choose and are taxed on the value of the payment.